Exhibit 23.4

                    Consent of Morten Beyer & Agnew, Inc.


                                    E-23.4

                                                           Exhibit 23.4


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       MBA          MORTEN BEYER & AGNEW
                    2107 Wilson Boulevard o Suite 750 o Arlington, VA  22201
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[GRAPHIC OMITTED]

                     CONSENT OF MORTEN BEYER & AGNEW, INC.


                  We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-8 of the references to us appearing in Note 19 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and Note 14 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003.



MORTEN BEYER & AGNEW, INC.


     /s/ Bryson P. Monteleone
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Name:    Bryson P. Monteleone
Title:   Vice President & CFO


August 25, 2003